Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road
Mechanicsburg, PA 17055

NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results for

Fourth Quarter and Year Ended December 31, 2011

MECHANICSBURG, PENNSYLVANIA — February 23, 2012 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) today announced results for its fourth quarter and year ended December 31, 2011.

For the fourth quarter ended December 31, 2011, net operating revenues increased 12.7% to $718.4 million compared to $637.4 million for the same quarter, prior year. Income from operations increased 51.1% to $74.0 million compared to $49.0 million for the same quarter, prior year. Net income attributable to Select Medical increased 76.0% to $36.9 million compared to $20.9 million for the same quarter, prior year. Net income before interest, income taxes, depreciation and amortization, stock compensation expense, other income, loss on early retirement of debt and equity in earnings (losses) of unconsolidated subsidiaries (“Adjusted EBITDA”) for the fourth quarter increased 39.6% to $93.8 million compared to $67.2 million for the same quarter, prior year. A reconciliation of net income to Adjusted EBITDA is contained in table VII of this release. Income per common share for the fourth quarter ended December 31, 2011 was $0.25 on a fully diluted basis compared to income per common share of $0.13 for the quarter ended December 31, 2010.

For the year ended December 31, 2011, net operating revenues increased 17.3% to $2,804.5 million compared to $2,390.3 million for the prior year. Income from operations increased 31.6% to $310.7 million compared to $236.1 million for the prior year. Net income attributable to Select Medical increased 38.9% to $107.8 million compared to $77.6 million for the prior year. Net income attributable to Select Medical for the year ended December 31, 2011 includes a loss on early retirement of debt, net of tax, of $19.6 million associated with the June 1, 2011 refinancing of a portion of its indebtedness. Additionally, Adjusted EBITDA for the year ended December 31, 2011 increased 25.7% to $386.0 million compared to $307.1 million for the prior year. A reconciliation of net income to Adjusted EBITDA is contained in table VII of this release. Income per common share for the year ended December 31, 2011 was $0.71 on a fully diluted basis compared to fully diluted income per common share of $0.48 for the year ended December 31, 2010. Excluding the loss related to the early retirement of debt and its tax effect, net income available to common stockholders on an adjusted basis (“Adjusted Net Income Per Share”) was $0.84 per diluted share for the year ended December 31, 2011. A reconciliation of net income per share to Adjusted Net Income Per Share is contained in table VIII of this release.

Specialty Hospitals

Certain specialty hospital key statistics are contained on tables V and VI of this release. For the fourth quarter of 2011, net operating revenues for the specialty hospital segment increased 14.3% to

$534.2 million compared to $467.6 million for the same quarter, prior year. The hospitals acquired in the Regency acquisition on September 1, 2010 contributed $84.5 million of net operating revenue, or $13.5 million of this increase. Adjusted EBITDA for the specialty hospital segment increased 27.6% to $89.3 million compared to $70.0 million for the same quarter, prior year. The hospitals acquired in the Regency acquisition contributed $10.0 million of this increase. The Adjusted EBITDA margin for the segment was 16.7% for the fourth quarter of 2011, compared to 15.0% for the same quarter, prior year. Excluding the effect of the Regency hospitals, the Adjusted EBITDA margin would have been 17.3% for the fourth quarter of 2011, compared to 17.3% for the same quarter, prior year.

For the year ended December 31, 2011, net operating revenues for the specialty hospital segment increased 23.1% to $2,095.5 million compared to $1,702.2 million for the prior year. The hospitals acquired in the Regency acquisition contributed $339.6 million of net operating revenue, or $245.7 million of this increase. Adjusted EBITDA for the segment for the year ended December 31, 2011 increased 27.3% to $362.3 million compared to $284.6 million for the prior year. The hospitals acquired in the Regency acquisition contributed $45.9 million of this increase. The Adjusted EBITDA margin for the segment for the year ended December 31, 2011 was 17.3%, compared to 16.7% for the prior year. Excluding the effect of the Regency hospitals, the Adjusted EBITDA margin would have been 18.0% for the year ended December 31, 2011, compared to 17.7% for the prior year.

Outpatient Rehabilitation

Certain outpatient rehabilitation key statistics are contained in tables V and VI of this release. For the fourth quarter of 2011, net operating revenues for the outpatient rehabilitation segment increased 8.5% to $184.2 million compared to $169.7 million for the same quarter, prior year. Adjusted EBITDA for the segment for the fourth quarter increased 9.4% to $18.6 million compared to $17.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the segment was 10.1% for the fourth quarter of 2011, compared to 10.0% for the same quarter, prior year.

For the year ended December 31, 2011, net operating revenues for the outpatient rehabilitation segment increased 3.0% to $708.9 million compared to $688.0 million for the prior year. Adjusted EBITDA for the year ended December 31, 2011 increased to $83.9 million compared to $83.8 million for the prior year. The Adjusted EBITDA margin for the year ended December 31, 2011 was 11.8% compared to 12.2% in the prior year.

Stock Repurchase Program

On February 22, 2012, the board of directors of Select Medical authorized an increase of $100.0 million in the capacity of its common stock repurchase program from $150.0 million to $250.0 million. The program will remain in effect until March 31, 2013, unless extended by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. The timing of purchases of stock will be based upon market conditions and other factors. Select Medical is funding this program with cash on hand or borrowings under its revolving credit facility. Select Medical repurchased 5,209,160 shares at a cost of $41.1 million and 9,858,907 shares at a cost of $72.7 million, which includes transaction costs, during the quarter and year ended December 31, 2011, respectively. Since the inception of the program through December 31, 2011, Select Medical has repurchased 16,764,607 shares at a cost of $116.9 million, which includes transaction costs.

Business Outlook

Select Medical reaffirms the guidance it provided in its January 6, 2012 press release. Select Medical expects consolidated revenue for full year 2012 to be in the range of $2.85 billion to $2.95 billion. Select Medical expects net income before interest, income taxes, depreciation and amortization, stock compensation expense, other income/(expense), and equity in income/(losses) of unconsolidated subsidiaries, or Adjusted EBITDA, for full year 2012 to be in the range of $390 million to $410 million. Select Medical expects fully diluted income per common share for full year 2012 to be in the range of $0.86 to $0.94.

Conference Call

Select Medical will host a conference call regarding its fourth quarter and full year results and its business outlook on Friday, February 24, 2012, at 9:00am EST. The domestic dial in number for the call is 1-866-713-8310. The international dial in number is 1-617-597-5308. The passcode for the call is 27265578. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website http://www.selectmedicalholdings.com/investor-relations/.

For those unable to participate in the conference call, a replay will be available until 11:59pm EST, March 2, 2012. The replay number is 1-888-286-8010 (domestic) or 1-617-801-6888 (international). The passcode for the replay will be 68742251. The replay can also be accessed at Select Medical Holdings Corporation’s website, http://www.selectmedicalholdings.com/investor-relations/.

* * * * *

Select Medical is a leading operator of specialty hospitals and outpatient rehabilitation clinics in the United States. As of December 31, 2011, Select Medical operated 110 long term acute care hospitals and nine acute medical rehabilitation hospitals in 28 states and 954 outpatient rehabilitation clinics in 32 states and the District of Columbia. Select Medical also provides medical rehabilitation services on a contracted basis to nursing homes, hospitals, assisted living and senior care centers, schools and work sites. Information about Select Medical is available at www.selectmedical.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•

additional changes in government reimbursement for our services, including changes that will result from the expiration of the moratorium for long term acute care hospitals established by the Medicare, Medicaid, and SCHIP Extension Act of 2007, the American Recovery and Reinvestment Act, and the Patient Protection and Affordable Care Act may result in a reduction in net operating revenues, an increase in costs and a reduction in profitability;

•	the failure of our specialty hospitals to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•	the failure of our facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	private third-party payors for our services may undertake future cost containment initiatives that limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•	shortages in qualified nurses or therapists could increase our operating costs significantly;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission, including factors under the heading “Risk Factors” in our annual report on Form 10-K.

Investor inquiries:

Joel T. Veit

Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2010 and 2011

(In thousands, except per share amounts, unaudited)

	September 30,	September 30,	September 30,
	2010	2011	% Change

Net operating revenues	$637,350	$718,441	12.7%

Costs and expenses:
Cost of services	541,019	599,659	10.8%
General and administrative	20,302	14,698	(27.6)%
Bad debt expense	9,698	11,345	17.0%
Depreciation and amortization	17,373	18,751	7.9%

Income from operations	48,958	73,988	51.1%

Equity in earnings (losses) of unconsolidated subsidiaries	(254)	1,594	N/M
Other income	168	—	N/M
Interest income	—	36	N/M
Interest expense	(25,339)	(24,122)	(4.8)%

Income before income taxes	23,533	51,496	118.8%

Income tax expense	1,639	14,159	763.9%

Net income	21,894	37,337	70.5%

Less: Net income attributable to non-controlling interests	947	478	(49.5)%

Net income attributable to Select Medical Holdings Corporation	$20,947	$36,859	76.0%

Income per common share:
Basic	$0.13	$0.25
Diluted	$0.13	$0.25

Weighted average shares outstanding:
Basic	157,660	145,167
Diluted	157,891	145,393

N/M = Not Meaningful

II. Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2010 and 2011

(In thousands, except per share amounts, unaudited)

	September 30,	September 30,	September 30,
	2010	2011	% Change

Net operating revenues	$2,390,290	$2,804,507	17.3%

Costs and expenses:
Cost of services	1,982,179	2,308,570	16.5%
General and Administrative	62,121	62,354	0.4%
Bad debt expense	41,147	51,347	24.8%
Depreciation and amortization	68,706	71,517	4.1%

Income from operations	236,137	310,719	31.6%

Loss on early retirement of debt	—	(31,018)	N/M
Equity in earnings (losses) of unconsolidated subsidiaries	(440)	2,923	N/M
Other income	632	—	N/M
Interest income	—	322	N/M
Interest expense	(112,337)	(99,216)	(11.7)%

Income before income taxes	123,992	183,730	48.2%

Income tax expense	41,628	70,968	70.5%

Net income	82,364	112,762	36.9%

Less: Net income attributable to non-controlling interests	4,720	4,916	4.2%

Net income attributable to Select Medical Holdings Corporation	$77,644	$107,846	38.9%

Income per common share:
Basic	$0.49	$0.71
Diluted	$0.48	$0.71

Weighted average shares outstanding:
Basic	159,184	150,501
Diluted	159,442	150,725

N/M = Not Meaningful

III. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	September 30,	September 30,
	December 31, 2010	December 31, 2011
Assets
Cash	$4,365	$12,043
Accounts receivable, net	353,432	413,743
Current deferred tax asset	30,654	18,305
Prepaid income taxes	12,699	9,497
Other current assets	28,176	29,822

Total Current Assets	429,326	483,410
Property and equipment, net	532,100	510,028
Goodwill	1,631,252	1,631,716
Other identifiable intangibles	80,119	72,123
Assets held for sale	11,342	2,742
Other assets	37,947	72,128

Total Assets	$2,722,086	$2,772,147

Liabilities and equity
Payables and accruals	$350,179	$373,090
Current portion of long-term debt	149,379	10,848

Total Current Liabilities	499,558	383,938
Long-term debt, net of current portion	1,281,390	1,385,950
Non-current deferred tax liability	59,074	82,028
Other non-current liabilities	66,650	64,905
Total equity	815,414	855,326

Total Liabilities and Equity	$2,722,086	$2,772,147

	September 30,	September 30,
IV. Condensed Consolidated Statement of Cash Flows For the Year Ended December 31, 2010 and 2011 (In thousands, unaudited)
	2010	2011
Operating Activities
Net Income	$82,364	$112,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,706	71,517
Provision for bad debts	41,147	51,347
Loss on early retirement of debt	—	31,018
Loss (gain) from disposal of assets	484	(4,966)
Non-cash gain from interest rate swaps	(632)	—
Non-cash stock compensation expense	2,236	3,725
Amortization of debt discount	1,893	1,583
Changes in operating assets and liabilities, net of effects from acquisition of businesses:
Accounts Receivable	(64,329)	(111,126)
Other current assets	1,595	(1,201)
Other assets	808	1,420
Accounts payable	(7,161)	20,629
Due to third-party payors	(1,902)	227
Accrued expenses and deferred income taxes	19,328	40,193

Net cash provided by operating activities	144,537	217,128

Investing activities
Purchases of property and equipment	(51,761)	(46,016)
Investment in businesses	—	(15,699)
Acquisition of businesses, net of cash acquired	(165,802)	(899)
Proceeds from sale of assets	565	7,879

Net cash used in investing activities	(216,998)	(54,735)

Financing activities
Borrowings on credit facilities revolving loans	227,000	735,000
Payments on credit facilities revolving loans	(202,000)	(720,000)
Borrowings on 2011 credit facility term loan, net of discount	—	841,500
Payments on 2011 credit facility term loan	—	(4,250)
Payments on 2005 credit facility term loans, net of call premium	(1,223)	(484,633)
Repurchase of 10% senior subordinated notes	—	(150,000)
Repurchase of 7 5/8% senior subordinated notes, net of tender premium	—	(273,941)
Borrowings of other debt	6,347	7,055
Principal payments on seller and other debt	(7,436)	(7,499)
Debt issuance costs	—	(18,556)
Proceeds from (repayment of) bank overdrafts	18,792	(2,183)
Repurchase of common stock	(44,144)	(72,804)
Proceeds from issuance of common stock	241	208
Distribution to non-controlling interests	(4,431)	(4,612)

Net cash used in financing activities	(6,854)	(154,715)

Net increase (decrease) in cash and cash equivalents	(79,315)	7,678

Cash and cash equivalents at beginning of period	83,680	4,365

Cash and cash equivalents at end of period	$4,365	$12,043

Supplemental Cash Flow Information
Cash paid for interest	$105,939	$107,488
Cash paid for taxes	$37,809	$39,000

V. Specialty Hospitals Key Statistics

For the Three Months Ended December 31, 2010 and 2011

(unaudited)

	September 30,	September 30,	September 30,
	2010	2011	% Change
Specialty Hospitals
Number of hospitals — end of period:
Long term acute care hospitals	111	110
Rehabilitation hospitals	7	9

Total specialty hospitals	118	119

Net operating revenues (,000)	$467,603	$534,249	14.3%

Number of patient days	311,433	336,711	8.1%

Number of admissions	12,968	13,769	6.2%

Net revenue per patient day (a)	$1,457	$1,494	2.5%

Adjusted EBITDA (,000)	$70,035	$89,330	27.6%

Adjusted EBITDA margin	15.0%	16.7%

Outpatient Rehabilitation

Number of clinics — end of period	944	954

Net operating revenues (,000)	$169,729	$184,173	8.5%

Number of visits	1,124,887	1,088,165	(3.3)%

Revenue per visit (b)	$102	$104	2.0%

Adjusted EBITDA (,000)	$16,959	$18,556	9.4%

Adjusted EBITDA margin	10.0%	10.1%

(a)	Net revenue per patient day is calculated by dividing specialty hospital direct patient service revenue by the total number of patient days.
(b)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VI. Specialty Hospitals Key Statistics

For the Year Ended December 31, 2010 and 2011

(unaudited)

	September 30,	September 30,	September 30,
	2010	2011	% Change
Specialty Hospitals
Number of hospitals — end of period:
Long term acute care hospitals	111	110
Rehabilitation hospitals	7	9

Total specialty hospitals	118	119

Net operating revenues (,000)	$1,702,165	$2,095,519	23.1%

Number of patient days	1,119,566	1,330,890	18.9%

Number of admissions	45,990	54,734	19.0%

Net revenue per patient day (a)	$1,474	$1,497	1.6%

Adjusted EBITDA (,000)	$284,558	$362,334	27.3%

Adjusted EBITDA margin	16.7%	17.3%

Outpatient Rehabilitation

Number of clinics — end of period	944	954

Net operating revenues (,000)	$688,017	$708,867	3.0%

Number of visits	4,567,153	4,470,061	(2.1)%

Revenue per visit (b)	$101	$103	2.0%

Adjusted EBITDA (,000)	$83,772	$83,864	0.1%

Adjusted EBITDA margin	12.2%	11.8%

(a)	Net revenue per patient day is calculated by dividing specialty hospital direct patient service revenue by the total number of patient days.

(b)	Net revenue per visit is calculated by dividing outpatient rehabilitation clinic revenue by the total number of visits. For purposes of this computation, outpatient rehabilitation clinic revenue does not include managed clinics or contract services revenue.

VII. Net Income to Adjusted EBITDA Reconciliation

For the Three Months and Year Ended December 31, 2010 and 2011

(In thousands, unaudited)

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment of performance. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization, stock compensation expense, other income, loss on early retirement of debt and equity in earnings (losses) of unconsolidated subsidiaries. The Company believes that the presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of its operating units.

Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculation, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Net income	$21,894	$37,337	$82,364	$112,762
Income tax expense	1,639	14,159	41,628	70,968
Other income	(168)	—	(632)	—
Loss on early retirement of debt	—	—	—	31,018
Interest expense, net of interest income	25,339	24,086	112,337	98,894
Equity in (earnings) losses of unconsolidated subsidiaries	254	(1,594)	440	(2,923)
Stock compensation expense:
Included in general and administrative	452	560	763	1,996
Included in cost of services	379	467	1,473	1,729
Depreciation and amortization	17,373	18,751	68,706	71,517

Adjusted EBITDA	$67,162	$93,766	$307,079	$385,961

Specialty hospitals	$70,035	$89,330	$284,558	$362,334
Outpatient rehabilitation	16,959	18,556	83,772	83,864
Other (1)	(19,832)	(14,120)	(61,251)	(60,237)

Adjusted EBITDA	$67,162	$93,766	$307,079	$385,961

(1)	Other primarily includes general and administration costs.

VIII. Reconciliation of Net Income Per Share to Adjusted Net Income Per Share

For the Year Ended December 31, 2010 and 2011

(In thousands, except per share amounts, unaudited)

	September 30,	September 30,	September 30,	September 30,
	2010	Per Share (a)	2011	Per Share (a)
Net Income attributable to Select Medical Holdings Corporation	$77,644	$0.49	$107,846	$0.72
Earnings allocated to unvested restricted stockholders	(322)	(0.00)	(1,205)	(0.01)

Net income available to common stockholders	77,322	0.49	106,641	0.71

Adjustment for early retirement of debt:
Loss on early retirement of debt	—	—	31,018	0.21
Estimated income tax benefit (b)	—	—	(11,376)	(0.08)
Earnings allocated to unvested restricted stockholders	—	—	(220)	(0.00)

Adjusted net income available to common stockholders	$77,322	$0.49	$126,063	$0.84

Adjustment for dilution		(0.01)		(0.00)

Adjusted net income available to common stockholders — diluted shares		$0.48		$0.84

Weighted average common shares outstanding:
Basic		159,184		150,501
Diluted		159,442		150,725

(a)	Per share amounts for each period presented are basic weighted average common shares outstanding for all amounts except adjusted net income available to common stockholders — diluted shares, which is based on diluted shares outstanding.

(b)	Represents the estimated tax benefit on the adjustments to net income